Exhibit 99.1

News from Aon

Aon To Move Corporate Headquarters to London

- Drives global strategy and growth opportunities

- Chicago continues as headquarters for the Americas; gains 750 jobs

Chicago, IL — January 13, 2012 — Describing it as an important step in the firm’s global growth strategy, Aon Corporation (NYSE: AON), the world’s leading provider of risk management and HR solutions, today announced it will move its corporate headquarters to London.  The move provides greater access to emerging markets and takes better advantage of the strategic proximity to Lloyd’s and the London market as one of the key international hubs of insurance and risk brokerage.

Aon’s focus on identifying global opportunities in emerging markets will strengthen its ability to drive future growth, build innovative products, develop talent and deliver shareholder value.  Aon believes this move will also have several near- and long-term financial benefits, including increased financial flexibility and improved capital allocation.  As the proportion of Aon’s revenue from international operations continues to grow, the ability to allocate capital for investment and growth will be vital to the firm’s continued success.

As part of this move, Chicago will continue as headquarters of the Americas for Aon and will benefit from significant investment and local job growth.

Building on its base of 6,000 employees in Chicagoland, Aon will be moving 750 jobs into the Aon Center in downtown Chicago where the company recently signed a letter-of-intent for a 15-year lease.  “Chicago is the foundation of one of our most important markets, and as the headquarters of the Americas will continue to be central to the success of the firm,” said CEO Greg Case.  Aon plans to add more than 1,000 positions across its U.S. operations in 2012 based on continued growth and investment opportunities. The move will not cause job loss in either Chicago or the U.S.

Case added, “The decisions we make today will help drive our global strategy and strengthen our growth opportunities in the years to come.  The continued investment in our international operations and emerging markets is important to the growth of our firm.”

Transaction Summary

As part of its global growth strategy, Aon will change its jurisdiction of incorporation from Delaware to England.  The change in corporate domicile will occur through a transaction that will require stockholder approval, and if approved, each stockholder will be entitled to receive one Class A Ordinary Share (U.S. dollar denominated) of the newly formed English public limited company in exchange for each share of common stock of Aon the stockholder holds (the “Transaction”).  Aon UK expects to be listed on the NYSE and to report earnings and other financial statements in accordance with Securities and Exchange Commission regulations, including dollar denominated financial statements.  The Transaction is anticipated to close in the second quarter of 2012.

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About Aon

Aon Corporation (NYSE: AON) is the leading global provider of risk management, insurance and reinsurance brokerage, and human resources solutions and outsourcing services.  Through its more than 61,000 colleagues worldwide, Aon unites to empower results for clients in over 120 countries via innovative and effective risk and people solutions and through industry-leading global resources and technical expertise.  Aon has been named repeatedly as the world’s best broker, best insurance intermediary, reinsurance intermediary, captives manager and best employee benefits consulting firm by multiple industry sources.  Visit http://www.aon.com for more information on Aon.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.

Further information concerning Aon and its business, including factors that potentially could materially affect Aon’s financial results and the Transaction, is contained in Aon’s filings with the SEC.  See Aon’s Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal years ended December 31, 2010, and other public filings with the SEC, including the definitive proxy statement for the Transaction when it becomes available, for a further discussion of these and other risks and uncertainties applicable to our business.  Aon does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in its expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. In connection with the proposed Transaction, Aon and Aon Global Limited, a subsidiary of Aon (“Aon UK”) will file with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement/prospectus, and each of Aon and Aon UK will be filing documents with the SEC other relevant materials in connection with the Transaction. A definitive proxy statement/prospectus will be mailed to the stockholders of Aon once the registration statement has been declared effective by the SEC.

Investors and security holders of Aon are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Aon and the Transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings.”

Aon, Aon UK and their directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 8, 2011.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of the documents using the above contact information.

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David Prosperi	Scott Malchow
Vice President, Global Public Relations	Vice President, Investor Relations
312.381.2485	312.381.3983
david.prosperi@aon.com	scott.malchow@aon.com